Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement on Form S-1 of Medley LLC of our report dated June 10, 2016, relating to our audits of the consolidated financial statements of Medley LLC (prior to May 29, 2014, Medley LLC and Medley GP Holdings LLC) and subsidiaries, appearing in the Prospectus which is a part of this Registration Statement.

We also consent to the reference of our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ RSM US LLP

New York, New York

February 10, 2017